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                                                                     Exhibit 5.1

                                                     July 30, 1996

Residential Reinsurance Limited
P.O. Box 1109
Midland Bank Trust Building
Mary Street, Grand Cayman
Cayman Islands, B.W.I.

Ladies and Gentlemen:

                  At your request, we have examined the Registration Statement on Form S-1, as prepared for filing by Residential Reinsurance Limited, a company organized under the laws of the Cayman Islands (the "Registrant"), with the Securities and Exchange Commission on July 30, 1996 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of Class A Floating Rate Notes due 1998 and Class B Floating Rate Notes due 1998 (collectively, the "Notes"). The Notes will be issued pursuant to an Indenture (the "Indenture") to be entered into between the Registrant and the trustee named therein (the "Trustee"). The Notes are to be sold as set forth in the Registration Statement, any amendment thereto and the prospectus contained therein (the "Prospectus").

                  We have examined such instruments, documents and records as we deemed relevant and necessary as a basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; and (d) that the Indenture will be a legal, valid and binding obligation of the Trustee enforceable in accordance with its terms.
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Residential Reinsurance Limited
July 30, 1996
Page 2

                  Based on such examination, we are of the opinion that when the issuance of the Notes has been duly authorized by appropriate corporate action and the Notes have been duly executed, authenticated and delivered in accordance with the Indenture, and sold in the manner described in the Registration Statement, any amendment thereto and the Prospectus, the Notes will be legally issued, fully paid, non-assessable and binding obligations of the Company, and the holders of the Notes will be entitled to the benefits of the Indenture, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium, or other laws relating to or affecting the rights of creditors generally and general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement and the Prospectus. In giving such consent, we do not consider that we are "experts," within the meaning of the term as used in the Act or the rules and regulations of the Securities and Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                        Very truly yours,



                                        /s/ Orrick, Herrington & Sutcliffe

                                        ORRICK, HERRINGTON & SUTCLIFFE